Exhibit 5.2

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street, NE Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone 404.885.3900 facsimile troutmansanders.com

June 18, 2013

Gulf Power Company
One Energy Place
Pensacola, Florida 32520-0786

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gulf Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-188623) (the “Registration Statement”), relating to $90,000,000 aggregate principal amount of the Company's Series 2013A 5.00% Senior Notes due June 15, 2043 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a Twentieth Supplemental Indenture dated as of June 18, 2013 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

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Gulf Power Company
June 18, 2013

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached hereto as Annex I and, with respect to matters of Florida law, we have relied on the opinion of Beggs & Lane, a Registered Limited Liability Partnership attached hereto as Annex II.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the federal law of the United States and, to the extent set forth herein, the laws of the States of Florida and New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP

Annex I

Hunton & Williams LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No:: 79442.000007
June 18, 2013

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308

RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriter in connection with the Registration Statement on Form S-3, as amended (Registration Statement No. 333-188623) (the “Registration Statement”), relating to $90,000,000 aggregate principal amount of Gulf Power Company's (the “Company”) Series 2013A 5.00% Senior Notes due June 15, 2043 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented and amended by a Twentieth Supplemental Indenture dated as of June 18, 2013 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Troutman Sanders LLP
June 18, 2013

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In addition, Beggs & Lane, a Registered Limited Liability Partnership (“Beggs & Lane”), may rely on this opinion with respect to matters of New York law in connection with the delivery of its opinion to be attached as an annex to your opinion. This opinion may not be relied upon by you or Beggs & Lane for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hunton & Williams LLP

Annex II

Russell A. Badders
C. Reid Barrineau
Mary Jane Bass
James S. Campbell
Jodi D. Cooke
J. Nixon Daniel III
John P. Daniel
Terrie L. Didier
W. Lee Elebash
Thomas F. Gonzalez
Steven R. Griffin
Marcus A. Huff
Gary B. Leuchtman
Jack W. Lurton III
David L. McGee
Gregory R. Miller
William H. Mitchem
Ralph A. Peterson
Jeffrey A. Stone
David B. Taylor III
Russell F. Van Sickle
James M. Weber
Charles T. Wiggins
John F. Windham
John R. Zoesch Ill
501 Commendencia Street Pensacola, Florida 32502-5953 Telephone (850) 432-2451 beggslane.com W. Spencer Mitchem Of Counsel E. Dixie Beggs 1908-2001 Bert H. Lane 1917 -1981
June 18, 2013

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308

RE:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gulf Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-188623) (the “Registration Statement”), relating to $90,000,000 aggregate principal amount of the Company's Series 2013A 5.00% Senior Notes due June 15, 2043 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of January 1, 1998 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by a Twentieth Supplemental Indenture dated as of June 18, 2013 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have

Troutman Sanders LLP
June 18, 2013

made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton & Williams LLP attached to your opinion as Annex I.

We are members of the Florida Bar and we do not express any opinion herein concerning any law other than the laws of the State of Florida, and, to the extent set forth herein, the laws of the State of New York.

This opinion is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. In giving our consent to your attaching this opinion to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/Beggs & Lane